Exhibit 99.2

NASDAQ REGULATION

Sent via Electronic Delivery to: jconnerty@ctiindustries.com

May 25, 2021

Ms. Jennifer Connerty

Chief Financial Officer

Yunhong CTI, Ltd.

22160 N. Pepper Road

Lake Barrington, IL 60010

Re: Yunhong CTI Ltd. (the “Company”)

Dear Ms. Connerty:

On December 21, 2020, Staff notified the Company that it did not comply with the minimum $2.5 million stockholders’ equity, or $35 million market value of listed securities, or $500,000 of net income from continuing operations requirements for The Nasdaq Capital Market set forth in Listing Rules 5550(b)(1), or 5550(b)(2), or 5550(b)(3) (the “Rules”), respectively. Based on the Company’s Form 10-Q for the period ended March 31, 2021 filed on May 24, 2021, evidencing stockholders’ equity of $3,823,035, Staff has determined that the Company complies with the Rules and this matter is now closed.

If you have any questions, please contact me, at + 1 301 978 8072.

Sincerely,

/s/ Rachel Scherr

Rachel Scherr

Associate Director

Nasdaq Listing Qualifications